United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 9, 2019

Date of Report (Date of earliest event reported)

8i ENTERPRISES ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38849	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Eu Tong Sen Street #08-13 The Central Singapore	059817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +65 67880388

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	JFK	The Nasdaq Stock Market LLC
Warrants	JFKKW	The Nasdaq Stock Market LLC
Units	JFKKU	The Nasdaq Stock Market LLC
Right	JFKKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IMPORTANT NOTICES

8i Enterprises Acquisition Corp. (the “Purchaser”), Diginex Ltd. (“Diginex”) and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of the Purchaser’s ordinary shares in respect of the proposed transaction described herein. Information about the Purchaser’s directors and executive officers and their ownership of the Purchaser’s ordinary shares is set forth in the Purchaser’s Prospectus, dated March 27, 2019 filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

In connection with the transaction described herein, the Purchaser will file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Purchaser will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transaction, and other proposals. INVESTORS AND SECURITY HOLDERS OF THE PURCHASER ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE PURCHASER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PURCHASER, DIGINEX AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Purchaser with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to 8i Enterprises Acquisition Corp., 6 Eu Tong Sen Street, #08-13 The Central, Singapore.

This current report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the pending transaction between the Purchaser and Diginex and the transactions contemplated thereby, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions contemplated by the share exchange agreement by and among the Purchaser, Diginex, the stockholders of Diginex set forth therein and Pelham Limited, as the representative of the stockholders of Diginex, dated July 9, 2019 (the “Agreement”). The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the proposed transaction, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals, or that the required approval of the Agreement by the shareholders of the Purchaser was not obtained; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; (iii) the risk that there may be a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise), of Diginex or its subsidiaries, taken as a whole; (iv) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (v) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Purchaser’s ordinary shares; (vi) risks related to successfully integrating the companies, which may result in the combined company not operating as effectively and efficiently as expected; and (vii) risks associated with the financing of the proposed transaction.

A further list and description of risks and uncertainties can be found in the proxy statement on Schedule 14A that will be filed with the SEC by the Purchaser in connection with the proposed transaction, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and the Purchaser, Diginex, and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Item 1.01. Entry Into a Material Definitive Agreement

On July 9, 2019, 8i Enterprises Acquisition Corp. (the “Purchaser”) entered into a share exchange agreement (the “Agreement”) with Diginex Ltd., a Hong Kong company (“Diginex”), the stockholders of Diginex (the “Sellers”) and Pelham Limited, as representative of the stockholders of Diginex (the “Representative”). Diginex is in the business of providing blockchain technologies for an ecosystem infrastructure to enable adoption of digital assets across financial markets through the offer of advisory, markets and asset management services.

Share Exchange with Diginex

Upon the closing of the transactions contemplated in the Agreement, referred to herein as the “Transaction”, the Sellers shall sell, transfer, convey, assign and deliver to the Purchaser all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 ordinary shares of the Purchaser (the “Consideration Shares”). As a result, Diginex will become a wholly-owned subsidiary of the Purchaser and the Purchaser will change its name to “Diginex Ltd.” Of the Consideration Shares, 2,000,000 shares (the “Escrow Shares”) shall be deposited into an escrow account for a period of twelve months to satisfy any potential indemnification claims brought pursuant to the Agreement. The Consideration Shares shall be subject to a lock-up agreement for a period of (i) six months for Sellers holding less than 2.5% of the ordinary shares of the Purchaser post-closing, and (ii) 12 months for Sellers holding 2.5% or more of the ordinary shares of Purchaser post-closing.

All outstanding options to purchase ordinary shares of Diginex held by Diginex option holders under its employee share option plan, whether vested or unvested, will automatically be cancelled immediately prior to the closing of the Transaction (the “Closing”), and the option holders, upon payment of the exercise price of the options to purchase ordinary shares of Diginex, will receive 4,200,000 ordinary shares of the Purchaser in the aggregate in exchange for such cancellation. The 4,200,000 ordinary shares will be subject to lock-up agreements for a period of fifteen (15) months following the Closing, and shall be released in three (3) equal installments over a period of six (6) months following the expiration of such lock-up period.

In addition, the Sellers will be entitled to receive earnout consideration of up to an additional 5,000,000 ordinary shares of the Purchaser, subject to the Purchaser achieving certain share price thresholds as set forth in the Agreement.

Upon the Closing, the Purchaser’s board of directors will consist of no more than seven directors, all of whom will be designated by the Sellers.

Representations and Warranties

In the Agreement, Diginex makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Agreement) relating to, among other things: (a) corporate existence and power; (b) authorization, execution, delivery and performance of the Agreement and other transaction documents; (c) non-contravention; (d) capitalization; (e) accuracy of charter documents; (f) corporate records, (g) subsidiaries, (h) consents; (i) financial statements; (j) books and records (k) absence of certain changes; (l) real property, properties and title to assets; (m) contracts; (n) licenses and permits; (o) compliance with laws; (p) intellectual property; (q) accounts receivable and payable and loans; (r) employees and employment matters, including employee benefits and compensation; (s) tax matters; (t) finders’ fees; (u) certain business practices, including those related to foreign corrupt practices, (v) related party transactions and (w) other customary representations and warranties.

In the Agreement, the Purchaser makes certain representations and warranties relating to, among other things: (a) corporate existence and power; (b) authorization, execution, delivery and performance of the Agreement and other transaction documents; (c) governmental authorizations; (d) non-contravention; (e) finders’ fees; (f) issuance of shares; (g) capitalization; (h) trust fund; (i) the continued Nasdaq listing; (j) no market manipulation; (k) Sarbanes-Oxley Act compliance; (l) SEC documents and financial statements; (m) no undisclosed liabilities; (n) interested party transactions; and (o) other customary representations and warranties.

Conduct Prior to Closing; Covenants

Diginex has agreed to operate its business in the ordinary course prior to the closing of the Transaction (with certain exceptions) and not to take certain specified actions without the prior written consent of the Purchaser.

The Purchaser has agreed to operate its business in the ordinary course prior to the closing of the Transaction (with certain exceptions) and not to take certain specified actions without the prior written consent of Diginex.

The Agreement also contains certain customary covenants, including covenants relating to:

●	Each party providing access to their books and records;

●	Each party providing notice to the other party of certain events, including the occurrence of any fact or circumstance that constitutes or results, or its reasonably expected to constitute or result in a material adverse effect on either party or on the completion of the Transaction, including, without limitation, notice of any action commenced or threatened against either part and notice of or other communication from any governmental authority in connection with the Transaction;

●	Each party partaking in the preparation or, and the Purchaser filing with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of the Purchaser’s ordinary shares to, among other things, vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby;

●	The Purchaser and Diginex preparing a mutually agreeable long-term incentive plan for certain key employees of the Diginex following Closing;

●	The Purchaser taking all actions necessary to maintain its listing on the Nasdaq Capital Market;

●	Diginex shall use commercially reasonable efforts to obtain repayment of certain monetary advances; and

●	Diginex using commercially reasonable efforts to deliver to the Purchaser audited financial statements for the years ended March 31, 2019 and March 31, 2018 prepared using U.S. GAAP by no later than September 30, 2019.

Conditions to Closing

General Conditions

Consummation of the Transaction is conditioned upon, among other things:

●	no applicable law or Order (as defined in the Agreement) that restrains, prohibits or imposes any condition on the consummation of the Closing shall be in force;

●	no Action being brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Closing;

●	the Additional Agreements (as defined in the Agreement) shall have been entered into by each party thereto and the same shall be in full force and effect;

●	the Purchaser having at least $5,000,001 in the trust after any redemptions of ordinary shares;

●	the Purchaser having obtained the approval of the Transaction by its shareholders at a duly convened special meeting of shareholders;

●	the Consideration Shares to be issued having been approved for listing on Nasdaq; and

●	the Purchaser’s redemption of any ordinary shares having been completed in accordance with the terms of the Purchaser’s charter and the Agreement.

Diginex’s Conditions to Closing

The obligation of Diginex to consummate the Transaction, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

●	the Purchaser having performed in all material respects with its obligations required to be performed by it in the Agreement at or prior to Closing;

●	the representations and warranties of the Purchaser being true on and correct as of the Closing date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Purchaser Material Adverse Effect (as defined in the Agreement), in each case without giving effect to any limitation as to materiality or Purchaser Material Adverse Effect set forth therein;

●	the Purchaser shall have executed and delivered to the Company a copy of each Additional Agreement to which it is a party;

●	the Sellers designees shall have been appointed to the board of directors of the Purchaser, effective as of the Closing;

●	there shall have not occurred and be continuing any Purchaser Material Adverse Effect (on the Purchaser; and

●	the Purchaser shall have filed with the BVI Registrar of Corporate Affairs the Second Amended and Restated Memorandum and Articles of Association in the form included in the Proxy Statement and approved by the Purchaser’s shareholders at the Purchaser Special Meeting.

The Purchaser’s Conditions to Closing

The obligations of the Purchaser to consummate the transactions contemplated by the Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

●	Diginex having performed in all material respects its obligations required to be performed by it in the Agreement at or prior to Closing;

●	there shall have not occurred and be continuing any Company Material Adverse Effect (as defined in the Agreement) on Diginex and its subsidiaries;

●	the representations and warranties of Diginex being true and correct on and as of the Closing as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Company Material Adverse Effect (as defined in the Agreement), in each case without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein;

●	there shall have not occurred and be continuing any Company Material Adverse Effect,

●	Diginex’s key personnel shall have executed the non-compete agreements and Diginex shall have entered into labor agreements with each of its employees to the extent required by law, and satisfied all accrued obligations of the Purchaser applicable to its employees; and

●	Diginex shall have provided executed copies of lock-up agreements by each of the Sellers and each Diginex option holder.

Mutual Indemnification

From and after the Closing Date, Diginex and the Sellers, severally, but not jointly, will indemnify the Purchaser and each director, officer, employees and agents of the Purchaser and each of its subsidiaries who served in such role at any time prior to the Closing from and against any claims, damages, costs, expenses, losses, or other liabilities whatsoever and all reasonable and actual attorneys’ fees and other reasonable and actual costs and expenses (collectively, the “Claim”), brought by any third party and arising out of or relating to any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Diginex contained in the Agreement or any certificate or other writing delivered pursuant thereto. The indemnification obligation shall survive for a period of twelve months following the Closing. The Escrow Shares will be released from escrow for purposes of satisfying the indemnification obligations of the Purchaser and the Sellers, with such shares being valued at $10.00 per share. No Claim by the Purchaser shall be indemnified unless it exceeds $50,000, at which time any Claims in excess of $50,000 shall be subject to indemnification under the Agreement. In the event that Diginex or the Sellers are liable for any indemnification obligations under the Agreement, such obligation shall be paid exclusively from the ordinary shares of the Purchaser held in escrow and such indemnification shall not exceed the deemed value of the Escrow Shares.

From and after the Closing, the Purchaser shall, and cause its affiliates (including Diginex and its subsidiaries after the Closing) to, indemnify and hold harmless each Seller and directors and officers of Diginex and each of its subsidiaries who served in such role at any time prior to the Closing against any Claims incurred in connection with any action against the Purchaser, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Purchaser or its affiliates, as the case may be, would have been permitted under applicable law and the Purchaser’s organizational documents in effect on the date of the Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable law).

Termination

The Agreement may be terminated at any time prior to the Closing by:

●	The Purchaser, in the event that the Purchaser shall not be reasonably satisfied that its continuing legal due diligence review of Diginex and its subsidiaries did not identify any fact or circumstance that has a material adverse effect on the financial condition of Diginex and its subsidiaries, taken as a whole; by no later than July 12, 2019; provided, however, that the Purchaser shall not exercise this right of termination unless the Purchaser shall have promptly notified the Company in writing of any of such identified facts or circumstances and cooperated with Diginex in good faith to resolve such issues;

●	Either Diginex or the Purchaser in the event that the Closing has not occurred on or prior to March 31, 2020; provided that this right to terminate shall not be available to any party whose material breach under this Agreement has been the cause of, or resulted in, the failure of the Closing to have been consummated on or before such date;

●	Either Diginex or the Purchaser in the event that the Purchaser does not receive the requisite shareholder approval of the Transaction;

●	Either Diginex or the Purchaser in the event an Authority (as defined in the Agreement) shall have issued a final and non-appealable Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction;

●	Diginex, at its sole option, if the aggregate dollar amount of the Purchaser’s share redemptions would cause the balance of the Purchaser’s trust account (not taking into account any fees and costs relating to the transactions contemplated by the Agreement or otherwise) to be an amount less than $5,000,001;

●	Diginex, at its sole option, if the Purchaser is delisted from Nasdaq prior to the Closing; or

●	Either party if the other party has breached any representation, warranty, covenant or other agreement, or any such representation and warranty shall have become untrue or inaccurate after and such breach has not been cured as set forth in the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Agreement which is filed as Exhibit 2.1 hereto, and which is incorporated by reference in this report. The Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Purchaser or Diginex or any other party to the Transaction Agreement. In particular, the representations, warranties, covenants and agreements contained in the Agreement, which were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of ordinary shares of the Purchaser is incorporated by reference herein. The ordinary shares issuable in connection with the Transaction will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On July 10, 2019, the Purchaser issued a press release announcing the entry into the Agreement with Diginex, the Sellers and the Representative. The press release includes a link to a presentation about Diginex and the business combination. A copy of the press release and the presentation are attached hereto as Exhibits 99.1 and 99.2, respectively and are incorporated herein by reference

The foregoing information, including the press release and the presentation attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, are being furnished pursuant to Item 7.01 of this Current Report and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits

(c)       Exhibits:

Exhibit No.	Description
2.1*	Share Exchange Agreement dated as of July 10, 2019
99.1	Press Release, dated as of July 10, 2019
99.2	Presentation, dated July 10, 2019

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2019

8i ENTERPRISES ACQUISITION CORP.

By:	/s/ James Tan
Name:	James Tan
Title:	Chief Executive Officer